Registration No. 333-86460


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------


                         Post-Effective Amendment No. 1
                                       To
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)


                 Kansas                               48-0457967
     (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)


               Post Office Box 11315, Kansas City, Missouri 64112
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                           1990 RESTRICTED STOCK PLAN
                            (Full title of the Plan)

                            ------------------------

                              CLAUDIA S. TOUSSAINT
          Vice President, Corporate Governance and Corporate Secretary
                                 P.O. Box 11315
                           Kansas City, Missouri 64112
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------

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      This Registration Statement as originally filed related to the offering of
485,628 shares of FON Common Stock and 784,356 shares of PCS Common Stock. All of the shares of FON Common Stock and PCS Common Stock covered by the Registration Statement have been issued.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 3rd day of June, 2003.

                              SPRINT CORPORATION


                              By:  /s/ Tom Gerke
                                   (T. A. Gerke, Executive Vice President)


      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Name                    Title                          Date

                        Chairman of the Board and   )
/s/ Gary D. Forsee      Chief Executive Officer     )
(G. D. Forsee)          (Principal Executive        )
                        Officer)                    )
                                                    )
                                                    )
                        Executive Vice President    )
/s/ Robert J. Dellinger and Chief Financial Officer )
(R. J. Dellinger)       (Principal Financial        )
                        Officer)                    )
                                                    )
                                                    )
                        Senior Vice President and   )
J. P. Meyer*            Controller                  )  June 3, 2003
                        (Principal Accounting       )
                        Officer)                    )
                                                    )
                                                    )
DuBose Ausley*          Director                    )
                                                    )
                                                    )
I. O. Hockaday, Jr.*    Director                    )
                                                    )
                                                    )
Linda K. Lorimer*       Director                    )
                                                    )
                                                    )
C. E. Rice*             Director                    )



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                                                    )
__________________                                  )
Michael Sears           Director                    )
                                                    )
                                                    )
Louis W. Smith*         Director                    )  June 3, 2003
                                                    )
                                                    )
Stewart Turley*         Director                    )




















/s/ Tom Gerke
*    (Signed by T. A. Gerke, Attorney-In-Fact, pursuant
     to Power of Attorney filed with this Registration
     Statement No. 333-86460)







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